Exhibit 10.5
[Form of Director Restricted Stock Certificate]

HOME PROPERTIES, INC.

DIRECTOR RESTRICTED STOCK CERTIFICATE

Pursuant to the terms of the Home Properties, Inc. 2011 Stock Benefit Plan (the “Plan”), in consideration for services rendered and to be rendered to Home Properties, Inc. (the “Company”) and for other good and valuable consideration, the Company is issuing to the Director contemporaneously herewith the Shares of Restricted Stock set forth in the related Grant Agreement (the “Shares”), upon the terms and conditions set forth herein and in the Restricted Stock Terms (the “Terms”) which are attached hereto and incorporated herein in their entirety.  Capitalized terms used but not defined herein shall have the respective meanings ascribed thereto in the Plan or in the Terms, as applicable.

Vesting Schedule:
Subject to the provisions of the Terms and the discretion of the Company to accelerate, the Director’s ownership interest in the Shares shall vest, and the status of the Shares as Restricted Stock and all Restrictions with respect to the Shares shall terminate, in accordance with the schedule established by the Board on the award date (the “Original Vesting Schedule”).

The Shares shall also vest or terminate as described in Sections 3.1 and 3.2 of the Terms.

Additional Terms/Acknowledgements: By accepting this Restricted Stock Certificate, the Director acknowledges receipt of, and understands and agrees to, this Restricted Stock Certificate, including, without limitation, the Terms.  Director further acknowledges that as of the award date, the Grant Agreement, this Restricted Stock Certificate, including, without limitation, the Terms, and the Plan set forth the entire understanding between Director and the Company regarding the stock grant described herein and supersedes all prior oral and written agreements on that subject.

ATTACHMENT: Restricted Stock Terms

 HOME PROPERTIES, INC.

DIRECTOR RESTRICTED STOCK TERMS

ARTICLE I

DEFINITIONS

The following terms used below shall have the meaning specified below unless the context clearly indicates to the contrary.  Capitalized terms not otherwise defined herein shall have the meanings set forth in the Plan.

Section 1.1                      Cause

“Cause” means that the Director’s service as a director of the Company has been terminated by written notice because:  (i) of his or her conviction of a felony for a crime involving an act of fraud or dishonesty; or (ii) of intentional acts or omissions on the Director’s part causing material injury to the property or business of the Company.  “Cause” for termination shall not include bad judgment or any act or omission reasonably believed by the Director, in good faith, to have been in, or not opposed to, the best interests of the Company.

Section 1.2                      Common Stock

“Common Stock” shall mean the common stock of the Company, $.01 par value.

Section 1.3                      Disability

“Disability” shall mean the Director’s inability to perform his or her normal required services for the Company and its Subsidiaries for a period of six consecutive months by reason of the individual’s mental or physical disability, as determined by the Committee in good faith in its sole discretion.

Section 1.4                      Restricted Stock

“Restricted Stock” shall mean the Shares issued under this Certificate for as long as such shares are subject to the Restrictions (as hereinafter defined) imposed by this Certificate.

Section 1.5                      Restrictions

“Restrictions” shall mean the restrictions set forth in Article III of this Certificate.

Section 1.6                      Retirement

“Retirement” shall mean mandatory retirement of a Director pursuant to Board policy.

 Section 1.7                      Secretary

“Secretary” shall mean the secretary of the Company.

ARTICLE II

RESTRICTED STOCK

Section 2.1                      Restricted Stock

Any shares of Common Stock granted pursuant to this Certificate shall be considered Restricted Stock for purposes of this Certificate and shall be subject to the Restrictions except to the extent that the Director’s ownership interest in Shares vests in accordance with the Vesting Schedule set forth on the first page of this Certificate or in Sections 3.1 and 3.2.

Section 2.2                      Rights as Stockholder

From and after the award date, the Director shall have all the rights of a stockholder with respect to the Shares, subject to the Restrictions herein, including the right to vote the Shares and to receive all dividends or other distributions paid or made with respect to the Shares unless and to the extent that the Director’s interest in Restricted Stock shall have terminated and the Restricted Stock reverts to the Company as provided in Section 3.1 of this Certificate.

ARTICLE III

RESTRICTIONS

Section 3.1                      Termination of Service

If the Director’s service as a director of the Company terminates, the impact on the vesting of Shares is as set forth below.

(a)           Termination Due to Death.  If the Director’s service as a director of the Company terminates by reason of death, 100% of the Shares shall vest immediately.

(b)           Termination Due to Disability.  If the Director’s service as a director of the Company terminates by reason of Disability (as defined above), 100% of the Shares shall vest immediately.

(c)           Termination by Reason of Retirement, Expiration of the Director’s Term in Office or Voluntary Resignation.  If the Director’s service as a director of the Company terminates by reason of Retirement (as defined above), expiration of the Director’s term in office (without re-nomination or re-election) or by voluntary resignation, the Restrictions shall not terminate but shall continue according to the Original Vesting Schedule.

(d)           Termination Without Cause.  If the Director’s service as a director of the Company is terminated by the Company without Cause, 100% of the Shares shall vest immediately.

(e)           Termination for Cause.  If the Director’s service as a director of the Company is terminated by the Company for Cause (as defined above), any interest of the Director in Shares that are Restricted Stock shall thereupon immediately terminate and all rights with respect to the Restricted Stock shall immediately revert to and unconditionally be the property of the Company; provided, however, that the Director shall be entitled to retain any cash dividends paid before the date of such event on the Restricted Stock.

The Committee’s determination of the reason for termination of the Director’s service shall be conclusive and binding on the Director and his or her representatives or legatees.

Section 3.2                      Effect of Sale Event.

Upon the occurrence of a Sale Event, 100% of the Shares shall vest immediately.

Section 3.3                      Restricted Stock Not Transferable

No Restricted Stock or any interest or right therein or part thereof shall be liable for the debts, contracts or engagements of the Director or his successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law or judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect; provided, however, that the Director may designate one or more trusts or other similar arrangements for the benefit of the Director or members of his immediate family as the registered holders of Restricted Stock if and as long as the Director acts as trustee or in a similar capacity with respect to such trust or arrangement.  Any Restricted Stock so registered shall for all purposes hereunder be deemed to be held of record by the Director and shall be subject to all of the terms and conditions of this Certificate, including but not limited to the Restrictions and the provisions of Article III of this Certificate.

ARTICLE IV

MISCELLANEOUS

Section 4.1                      Conditions to Issuance of Stock

The Company shall not be required to issue or deliver any shares of stock or enter the Director’s name as the stockholder of record on the books of the Company pursuant to this Certificate prior to fulfillment of all of the following conditions:

(a)           The admission of such shares to listing on all stock exchanges on which such class of stock is then listed; and

(b)           The completion of any registration or other qualification of such shares under any state or Federal law or under rulings or regulations of the Securities and Exchange Commission or of any other governmental regulatory body, which the Company shall deem necessary or advisable; and

(c)           The obtaining of any approval or other clearance from any state or Federal governmental agency which the Company shall, in its absolute discretion, determine to be necessary or advisable; and

Section 4.2                      Notices

Any notice to be given under the terms of this Certificate to the Company shall be addressed to the Company in care of its Secretary, and any notice to be given to the Director shall be addressed to him at his address as set forth in the Company’s records.  By a notice given pursuant to this Section 4.2, either party may hereafter designate a different address for notices to be given to it or him or her.  Any notice which is required to be given to the Director shall, if the Director is then deceased, be given to the Director’s personal representative if such representative has previously informed the Company of his or her status and address by written notice under this Section 4.2.  Any notice shall have been deemed duly given when enclosed in a properly sealed envelope or wrapper addressed as aforesaid and deposited (with postage prepaid) in a post office or branch post office regularly maintained by the United States Postal Service.

Section 4.3                      Titles

Titles and captions are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Certificate.

Section 4.4                      Amendment

This Certificate may be amended only by a writing executed by the parties hereto which specifically states that it is amending this Certificate.

Section 4.5                      Governing Law

The laws of the State of Maryland shall govern the interpretation, validity, administration, enforcement and performance of the terms of this Certificate regardless of the law that might be applied under principles of conflicts of laws.

Section 4.6                      No Special Rights

This Agreement does not, and shall not be interpreted to, create any right on the part of the Director to nomination, election or continued service as a director of the Company or any subsidiary or affiliate thereof, nor to any continued compensation, prerequisites or other current or future benefits or other incidents of service nor shall it interfere with or restrict in any way any right or power, which is hereby expressly reserved, to remove or not to re-nominate the Director at any time for any reason whatsoever, with or without Cause.

Section 4.7                      Incorporation of Plan.

Notwithstanding anything herein to the contrary, this Certificate shall be subject to and governed by all the terms and conditions of the Plan, including the powers of the Committee set forth in Section 2.2 of the Plan.  In the event of any discrepancy or inconsistency between this Certificate and the Plan, the terms and conditions of the Plan shall control.